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                      CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Kyzen Corporation of our report dated January 30, 1996 appearing on page 17 of the Form 10-KSB of Kyzen Corporation.



Price Waterhouse
Nashville, TN
September 26, 1996